December 5, 2013

Valero Energy Partners LP

P.O. Box 696000

San Antonio, Texas 78269-6000

Attention:  Corporate Secretary

Re:  Section 16 Reporting

The undersigned hereby constitutes and appoints

J. Stephen Gilbert and Ethan A. Jones, or either of

them, each with power to act without the other,

as my true and lawful attorneys-in-fact and agents,

for me in my name, place and stead, to sign and

file any Form ID, Form 3, Form 4, Form 5, or related

instrument, certificate, or document (including

amendments to these forms and documents) required

to be filed by me pursuant to Section 16(a) of the

Securities Exchange Act of 1934, as amended, with

respect to the common units representing limited

partner interests, and any other securities of Valero

Energy Partners LP.  This authority shall remain in full

force and effect until revoked by me in writing.

Each attorney-in-fact and agent is hereby

authorized to file or cause to be filed with the

Securities and Exchange Commission a duplicate

of this letter to serve as confirmation of

the authority of such attorney-in-fact and

agent to file such forms.

Very truly yours,

(signature) Timothy J. Fretthold